UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 18, 2011 (November 14, 2011)
Express Scripts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20199	43-1420563

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Express Way, St. Louis, MO		63121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 314-996-0900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 14, 2011, Express Scripts, Inc. (“Express Scripts”), Aristotle Holding, Inc., a wholly owned subsidiary of Express Scripts (“Aristotle”), and certain other subsidiaries of Express Scripts entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the sale by Aristotle to the Initial Purchasers of $900,000,000 aggregate principal amount of its 2.750% Senior Notes due 2014 (the “2014 Notes”), $1,250,000,000 aggregate principal amount of its 3.500% Senior Notes due 2016 (the “2016 Notes”), $1,250,000,000 aggregate principal amount of its 4.750% Senior Notes due 2021 (the “2021 Notes”) and $700,000,000 aggregate principal amount of its 6.125% Senior Notes due 2041 (the “2041 Notes,” and together with the 2014 Notes, the 2016 Notes and the 2021 Notes, the “Offered Securities”). Pursuant to the terms of the Purchase Agreement, Aristotle has agreed to sell to the Initial Purchasers (i) the 2014 Notes at a purchase price of 99.483% of the principal amount thereof, (ii) the 2016 Notes at a purchase price of 99.373% of the principal amount thereof, (iii) the 2021 Notes at a purchase price of 98.497% of the principal amount thereof and (iii) the 2041 Notes at a purchase price of 98.895% of the principal amount thereof.
     The Purchase Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties and termination provisions.
     The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
     The Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Express Scripts, Aristotle and Express Scripts’ other subsidiaries, for which they received or will receive customary fees and expenses. In addition, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, one of the Initial Purchasers, will serve as the trustee under the indenture governing the Offered Securities.
Item 7.01. Regulation FD Disclosure
     On November 14, 2011, Express Scripts issued a press release announcing the pricing of the offering of the Offered Securities. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The Purchase Agreement contains representations and warranties by Aristotle and the Guarantors (as defined in the Purchase Agreement). These representations and warranties were made solely for the benefit of the other parties to the Purchase Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Exhibit No.	Description

10.1	Purchase Agreement, dated November 14, 2011, among Express Scripts, Inc., Aristotle Holding, Inc., certain other subsidiaries of Express Scripts, Inc. named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release, dated November 14, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Express Scripts, Inc. (Registrant)
By:	/s/ Keith Ebling
	Name:	Keith Ebling
	Title:	Executive Vice President and General Counsel

Dated: November 18, 2011

EXHIBIT LIST

Exhibit No.	Description

10.1	Purchase Agreement, dated November 14, 2011, among Express Scripts, Inc., Aristotle Holding, Inc., certain other subsidiaries of Express Scripts, Inc. named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several initial purchasers named therein.

99.1	Press Release, dated November 14, 2011.

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